EXHIBIT 10.7
FIFTH AMENDMENT
TO THE
CATERPILLAR INC.
SUPPLEMENTAL DEFERRED COMPENSATION PLAN
Effective as of January 1, 2005, Caterpillar Inc. (the “Company”) established the Caterpillar Inc. Supplemental Deferred Compensation Plan (the “Plan”). By a document dated May 9, 2017, the Plan was most recently amended and restated effective May 15, 2017, and has since been amended on four occasions. Pursuant to Article IX of the Plan, the Company has reserved the right to amend the Plan in whole or in part, at any time. By this instrument, the Company amends the Plan to update the definition of Director.
1.This Fifth Amendment shall be effective as of July 1, 2022.
2.Section 1.1(p) of the Plan is amended in its entirety to read as follows:
“(p)    “Director” means the Company’s Vice President Total Rewards.”
3.This Fifth Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Fifth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Fifth Amendment.
IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed as of

9/6/2022
.
CATERPILLAR INC.

/s/ Cheryl Johnson

Cheryl H. Johnson
Chief Human Resources Officer
8597252